                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Check the appropriate box:
    / /  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    /X/  Definitive Information Statement
                         COMMERCIAL LABOR MANAGEMENT, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          COMMERCIAL LABOR MANAGEMENT, INC.
                            208 MIRA MAR AVENUE, SUITE ONE
                             LONG BEACH, CALIFORNIA 90803



                           NOTICE OF ACTION TO BE TAKEN BY
                                   THE SHAREHOLDERS

                                    JULY 14, 1998



To The Shareholders of Commercial Labor Management, Inc.

    Edward L. Torres, Mark French, Michael Fresques, Paul Hollingsworth, Mark Ruskzwicz, Shannon W. Lycick, Russell Mobbs, Philip Vutaggio, Mark J. Richardson and Pre-Loss, Inc., a California corporation (collectively, the "Majority Shareholders"), are the holders of a total of 8,069,250 shares or approximately 98.3% of the issued and outstanding stock of Commercial Labor Management, Inc., a Nevada corporation (the "Company"). The Majority Shareholders intended to adopt the following resolutions by written consent in lieu of a meeting pursuant to Section 242(a)(1) of the General Corporation Law of the State of Nevada.

    1. Ratify the amendment to the Company's Articles of Incorporation which authorized 50,000,000 shares of common stock, par value $.001 per share.

    2. To authorize a reverse split of the outstanding common stock of the Company so that after the effective date of the reverse split, there will be one share of common stock outstanding for every five shares of common stock outstanding prior to the effective date of the reverse stock split.

    The Company will file the Certificate of Amendment to its Articles of Incorporation reflecting the increase in the authorized common stock 20 calendar days after the mailing of this Information Statement.



                                                     Edward L. Torres, Secretary



                     ---------------------------------------

WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE REQUESTED
                              NOT TO SEND US A PROXY.
                     ---------------------------------------

                          COMMERCIAL LABOR MANAGEMENT, INC.
                            208 MIRA MAR AVENUE, SUITE ONE
                             LONG BEACH, CALIFORNIA 90803

                                    JULY 14, 1998


                                 SHAREHOLDERS ACTION


    The Majority Shareholders will submit their consents to the shareholder resolutions described in this Information Statement on or after July 14, 1998, to be effective as of July 14, 1998. As of July 14, 1998, the Majority Shareholders held of record 8,069,250 shares of the Company's common stock, par value $.001 per share, or approximately 97.1% of the issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several hundred other shareholders.


    The Majority Shareholders consist of Edward L. Torres, the President, Secretary and Chairman of the Board of Directors of the Company, Mark French, a director of the Company, Mark J. Richardson, corporate counsel to the Company, who provided consulting services to the Company, Pre-Loss, Inc., a California corporation which also consulted for the Company, and Michael Fresques, Paul Hollingsworth, Mark Ruskzwicz, Shannon W. Lycick, Russell Mobbs, and Philip Vutaggio, who were purchasers of the Company's Series A Convertible Preferred Stock in May 1995 and who converted all of their Series A Convertible Preferred Stock into shares of the Company's common stock in April 1997. The purchasers of the Series A Convertible Preferred Stock are collectively referred to herein as the "Investors." The Investors contributed $180,000 in capital to the Company in consideration for the issuance of 180 shares of Series A Convertible Preferred Stock. The 180 shares of Series A Convertible Preferred Stock were converted into a total of 360,000 shares of the Company's common stock, taking into account the one for 20 reverse stock split of the Company's outstanding common stock which was effective on December 9, 1997. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."


    Holders of the common stock of record as of July 14, 1998 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by July 31, 1998, and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Nevada law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 8,306,650 shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.

                           THE COMPANY AND THE TRANSACTION


    The Company has its executive offices at 208 Mira Mar Avenue, Suite One, Long Beach, California 90803, and its telephone number is (562) 987-5443. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes (a) to ratify the amendment to its Articles of Incorporation recorded on December 9, 1997 which provides for an authorized number of shares of common stock, par value $.001 per share, equal to 50,000,000, and (b) to implement a one for five reverse split of the outstanding shares of the Company's common stock. After the reverse split of the common stock is effective, there will be a total of 1,661,330 shares of common stock issued and outstanding, 1,613,970 of which will be owned by the Majority Shareholders, as compared to 8,306,650 shares of common stock currently issued and outstanding, 8,069,250 of which are presently owned by the Majority Shareholders. There are no shares of the Company's preferred stock currently issued or outstanding. In the reverse stock split, fractional shares will be rounded to the nearest whole share.


    The Board of Directors of the Company voted unanimously to approve the amendment to the Company's Articles of Incorporation and the reverse split of its issued and outstanding common stock. The Board of Directors believe that the amendment to the Articles of Incorporation and the reverse split of the issued and outstanding common stock are fair to all shareholders and affect them on a pro rata equivalent basis. The transactions are being implemented to better position the Company for a merger or other business combination in the future by having more authorized shares available, if necessary, to be issued in connection with such an acquisition.

    The amendment and reverse split will not result in the realization of taxable income or loss to the Company or to its shareholders. The Company has no dividends in arrears and is not in default on any of its securities. The transactions will not affect the amount of assets or liabilities of the Company, nor will it affect the Company's statement of operations. Accordingly, the transactions will not effect the revenues, expenses, absence of dividends or operating costs of the Company, other than the expenses incurred by the Company in connection with this Information Statement, which are estimated to be approximately $10,000. The book value per share and earnings or loss per share of the Company will be affected to the extent that there will be less shares of the Company's common stock issued and outstanding after the reverse stock split. The Company and the Majority Shareholders need not comply with any federal or state regulatory requirements in connection with consummating the proposed transactions, other than recording the Amendment to the Articles of Incorporation with the Nevada Secretary of State.

    Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-K annual reports and its Form 10-Q quarterly reports. Copies of the Company's Form 10-K for its fiscal year ending December 31, 1997 and its quarterly report on the Form 10-Q for the quarter ending March 31, 1998 are included with this Information Statement, and the information in said reports is incorporated by reference into this Information Statement.

    The Company intends to acquire a new business in the future by either a merger, the issuance of shares for assets, or the issuance of shares for stock
of another company.   The Company has not yet identified a new business for
acquisition, but contemplates that it will be a private company with a successful operating history, or a company with significant assets and the potential for profitable operations. There is no assurance as to if or when the Company will be able to acquire another business on terms acceptable to it, or whether that business will be profitable. The Company will notify its shareholders as soon as a business acquisition has been identified by the Company's management.


                                      MANAGEMENT


    The following table lists the names and ages of the executive officers and directors of the Company. The directors were elected on July 30, 1995 and will continue to serve until the next annual shareholders meeting or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors.

         Name                     Age                  Position
    -----------------------------------------------------------------------
    -----------------------------------------------------------------------
    Edward L. Torres              41             President, Chief Financial
                                                 Officer, Secretary and
                                                 Chairman of the Board of
                                                 Directors
    -----------------------------------------------------------------------
      Mark French                 34             Director
    -----------------------------------------------------------------------
    -----------------------------------------------------------------------

    Edward L. Torres has been the President, Chief Financial Officer and Chairman of the Board of Directors of the Company since July 30, 1995, and was the President of the Company from March 21, 1995 until June 1, 1995. Mr. Torres was also the President and principal shareholder of Commercial Labor Management, Ltd. from its inception in 1992 until July 30, 1995, when it ceased to conduct business. Commercial Labor Management, Ltd. was engaged in the business of leasing employees to a variety of businesses, primarily in California. Since the cessation of business by Commercial Labor Management, Ltd., Mr. Torres has been an independent marketing consultant for other employee leasing companies. Mr. Torres has a Bachelors in Business Administration from South Bay University.

    Mark French has been a director of the Company since March 21, 1995, was the Secretary of the Company from July 30, 1995 to November 30, 1997, and was the President of the Company from June 1, 1995 until July 30, 1995. Mr. French began his career in investments and securities in London, England, where he was an institutional options and bond trader for Barclays De Zoete Wedd, an investment banking firm. From 1990 to 1994, Mr. French was a registered representative with the National Association of Securities Dealers, Inc. holding Series 7, 24 and 63 licenses. During that period he held positions with Chatfield Dean & Associates and Financial West Group. Since 1994 Mr. French has been an independent financial consultant for different companies seeking to raise capital.

    Under Nevada Corporation Law and the Company's Articles of Incorporation, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) breach of their duty of loyalty, (ii) acts or omissions not in good faith or involving intentional violations of law, (iii) illegal payment of dividends, stock repurchases, or stock redemptions, and (iv) approval of any transaction from which a director derives an improper personal benefit. Directors may be responsible to the Company's shareholders for damages suffered by the Company or its shareholders as a result of a breach of their fiduciary duty.

    Insofar as an indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission each indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                           EXECUTIVE OFFICERS' COMPENSATION


    The following table sets forth cash compensation paid for services rendered to the Company by the Company's executive officers during its last fiscal year ended December 31, 1997. During the last fiscal year no executive officer received cash compensation from the Company that exceeded $60,000. No cash bonuses were paid by the Company nor was any such compensation deferred during the last fiscal year.

Name                  Position                             Cash Compensation
----                  --------                             -----------------
Edward Torres(1)      President, Chief Financial                   $0
                      Officer

Mark French(2)        Secretary, Director                          $0

All executive officers                                             $0
as a group (2 persons).

-------------------------------------------------
(1) On April 15, 1997, Mr. Torres was issued 6,250 shares of the Company's common stock (taking into account the one for 20 reverse split of the Company's outstanding common stock on December 9, 1997) for services performed by him as an officer and director of the Company since July 30, 1995. Mr. Torres acquired an additional 20,000 shares of the Company's common stock from other shareholders in January 1998. See "SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS."

(2) On April 15, 1997, Mr. French was issued 100,000 shares of the Company's common stock (taking into account the one for 20 reverse split of the Company's outstanding common stock on December 9, 1997) for services performed by him as an officer and director of the Company since March 21, 1995. See "SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS."

                     SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS


    The following table sets forth as of July 14, 1998 the security ownership of each director and officer of the Company, and the directors and officers of the Company as a group, including common stock and warrants to purchase common stock. In this regard, only common stock is currently issued and outstanding and the Company is not aware of any outstanding stock options, warrants, preferred stock, or other securities or convertible securities.

NAME AND ADDRESS OF                NUMBER OF SHARES
BENEFICIAL OWNER(1)                BENEFICIALLY OWNED    PERCENTAGE OF OWNERSHIP(4)
-------------------                -------------------   --------------------------
Edward Torres                             26,250(2)                 0.97%
208 Mira Mar Avenue, Suite One
Long Beach, California 90803

Mark French                              100,000(3)                 15.5%
947 Scottland Drive
Mt. Pleasant, South Carolina 29464

All officers and directors as
a group (two persons)                    106,250                   16.47%

----------------------------------------
(1) See "MANAGEMENT" for a description of the positions with the Company held by the persons listed in this table.

(2) These shares include 6,250 shares issued on April 15, 1997 in consideration for services rendered to the Company since July 30, 1995.

(3) Mr. French is also providing consulting services to the Company in connection with its search for and evaluation of operating businesses for potential acquisition. Mr. French may receive compensation in the form of cash and stock in the Company in connection with a business acquisition by the Company, if made.


(4) The Company presently has a total of 8,306,650 shares of common stock issued and outstanding.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth the names and addresses of all persons known by the Company to beneficially own 5% or more of the issued and outstanding common stock of the Company, as well as the name, address and number of shares owned by each Majority Shareholder.



                                                                                              % OF OUTSTANDING
                                       NUMBER OF SHARES BENEFICIALLY OWNED                    SHARES BENEFICIALLY
NAME & ADDRESS OF SHAREHOLDER          BEFORE REVERSE SPLIT     AFTER REVERSE SPLIT           OWNED(6)
-----------------------------          --------------------     -------------------           -------------------
Edward L. Torres(1)
208 Mia Mar Avenue
Suite One
Long Beach, California 90803                 26,250(1)                  5,250                      0.32%

Mark French(2)
967 Scottland Drive
Mt. Pleasant, South Carolina 29464
Long Beach, California 90803                100,000(2)                 20,000                      1.22%

Pre-Loss, Inc.
7257 Bright Avenue
Whittier, California 90602                   15,000(5)                  3,000                      0.18%

Michael Fresques
27350 S. Corral Hollow Rd.
Tracy, California 95376                     160,000(3)                 32,000                      1.95%

Paul Hollingsworth
3825 Crestwood Terrace
Fort Worth, Texas 76116                     128,000(3)                 25,600                      1.56%

Mark J. Richardson
1299 Ocean Avenue, Suite 900
Santa Monica, California 90401            7,580,600(4)              1,516,120                     92.36%

Mark Raskzwicz
6817 Danwich Way
Alexandria, Virginia 22315                   10,000(3)                  2,000                      0.12%

Shannon W. Lycick
37468 Bankside Drive
Cathedral City, California 92234             20,000(3)                  4,000                      0.24%

Russell Mobbs
1416 Daniel Drive
Bedford, Texas 78002                         10,000(3)                  2,000                      0.12%

Philip Vutaggio
4013 W. Chandler Boulevard
Burbank, California 91505                    20,000(3)                  4,000                      0.24%


(1) Mr. Torres is the President, Chief Financial Officer, Secretary and Chairman of the Board of Directors of the Company. These shares include 6,250 shares which were issued for services rendered since July 30, 1995. See "MANAGEMENT" and "SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS."


(2) Mr. French is a director of the Company. These shares were issued for services rendered since March 21, 1995. See "MANAGEMENT" and "SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS."

(3) These shares were issued upon the conversion of all issued and outstanding shares of Series A Convertible Preferred Stock in April 1997.

(4) These shares were issued for legal services rendered since January 1, 1997.


(5) These shares were issued for consulting services performed by this company and these individuals for the Company in 1996 and 1997.


(6) The Company currently has a total of 8,306,650 shares issued and outstanding prior to the one for five reverse stock split, and will have a total of 1,661,330 shares issued and outstanding after the effective date of the reverse stock split.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    On December 31, 1996, the Company wrote off a note receivable in the amount of $180,000 payable by Edward L. Torres, the President and Chairman of the Board of Directors of the Company, to the Company. The note was written off because
(i) Mr. Torres does not have the personal liquid funds to repay the loan nor the prospect of having such funds, and (ii) Mr. Torres has made an extraordinary effort since July 30, 1995 to implement the recission agreement with Commercial Labor Management, Ltd., to update the Company's public reports and financial statements, to implement the conversion of the Series A Convertible Preferred Stock in April 1997, to work to confer value on the Investors' shareholdings in the Company, and to assist Mark French in seeking a business acquisition for the Company. In light of these services by Mr. Torres, the Company also issued 125,000 shares of its common stock to Mr. Torres on April 15, 1997. See "SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS."

    Effective April 30, 1997, the Investors converted 180 shares of the Company's outstanding Series A Convertible Preferred Stock into a total of 360,000 shares of common stock in the Company, taking into account the one for 20 reverse split of the Company's outstanding common stock on December 9, 1997. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

    The Company has not formalized a compensation agreement with Mark French, a director of the Company. On April 15, 1997, Mr. French was issued 100,000 shares of the Company's common stock in consideration for his services as an officer and director of the Company since March 21, 1995, taking into account the one for 20 reverse split of the Company's outstanding common stock on December 9, 1997. Mr. French may earn additional compensation in the form of cash and stock if and when the Company makes a business acquisition which is approved by the Company's Board of Directors and, if required, its shareholders, and which is achieved through Mr. French's efforts. See "SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS."

    On October 14, 1997, the Company filed an Information Statement on Schedule 14C with the Securities and Exchange Commission, which it mailed to all shareholders of the Company on November 24, 1997. On December 9, 1997, the Company amended its Articles of Incorporation to increase its authorized number of shares of common stock from 15,000,000, par value $.05 per share, to 50,000,000, par value $.001 per share, and to effect a one for 20 reverse split of all of the Company's issued and outstanding common stock.

                                 INDEPENDENT AUDITORS


    The Board of Directors appointed Armando Ibarra, independent certified public accountant, as auditor of the Company's financial statements for the fiscal years ending December 31, 1997, 1996 and 1995.


                   SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES


    Any proposal that a shareholder intends to present at the Company's 1998 Annual Meeting (scheduled for December 12, 1998) must be received at the Company's principal executive office not later than July 28, 1998. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

    Nominations for directors to be elected at the 1998 Annual Meeting, other than those made by the Board of Directors, must be submitted to the Secretary of the Company no later than July 28, 1998. The nomination should include the full name of the nominee and a description of the nominee's background in compliance with Regulation S-K of the reporting rules of the Securities and Exchange Commission.


                                    OTHER MATTERS


    The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

    UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO EDWARD L. TORRES, SECRETARY OF THE COMPANY, AT COMMERCIAL LABOR MANAGEMENT, INC., 208 MIRA MAR AVENUE, SUITE ONE, LONG BEACH, CALIFORNIA 90803, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE.